                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           THE GLENMEDE FUND, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            THE GLENMEDE FUND, INC.
                               One South Street
                           Baltimore, Maryland 21202

                -----------------------------------------------
                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                -----------------------------------------------

                                                           November 18, 1997


To the Shareholders of the
 Small Capitalization Equity Portfolio:


     A Special Meeting of Shareholders of the Small Capitalization Equity Portfolio of The Glenmede Fund, Inc. will be held at the offices of Drinker Biddle & Reath LLP, 1000 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312, on Tuesday, December 9, 1997 at 8:30 a.m. (Eastern time), for the following purposes:


  1. To approve or disapprove a new Investment Advisory Agreement with The Glenmede Trust Company; and


  2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


     The subject referred to above is discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Special Meeting in person. Shareholders of record at the close of business on November 12, 1997 are entitled to receive notice of and to vote at the Special Meeting. IF YOU CANNOT BE PRESENT AT THE SPECIAL MEETING, WE URGE YOU TO FILL IN, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE PORTFOLIO OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN COMPLETING AND RETURNING YOUR PROXY PROMPTLY.



                                              Michael P. Malloy
                                              Secretary

                       A SPECIAL MEETING OF SHAREHOLDERS
                                      OF
                            THE GLENMEDE FUND, INC.
                               One South Street
                           Baltimore, Maryland 21202

                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                                                              November 18, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Glenmede Fund, Inc. (the "Glenmede Fund") for use at a Special Meeting of Shareholders of the Small Capitalization Equity Portfolio (the "Portfolio") to be held at the offices of Drinker Biddle & Reath LLP, 1000 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312, on Tuesday, December 9, 1997, at 8:30 a.m. (Eastern time), and at any adjournment or postponement thereof (the "Meeting").

     Any person giving a proxy may revoke it at any time prior to its use. Signed proxies received by the Glenmede Fund in time for voting and not so revoked will be voted in accordance with the directions specified therein. The Board of Directors recommends a vote FOR the approval of the new Investment Advisory Agreement with The Glenmede Trust Company.

     Costs of soliciting proxies and of this Special Meeting of Shareholders will be borne by the Portfolio. It is anticipated that banks, brokerage houses, and other custodians will be requested on behalf of the Portfolio to forward solicitation material to their principals to obtain authorizations for the execution of proxies. In addition to soliciting proxies by use of the mails, some of the officers of Glenmede Fund and persons affiliated with The Glenmede Trust Company, the Fund's investment advisor, may, without remuneration, solicit proxies personally or by telephone or telefax.

     On November 12, 1997, the record date for determining the shareholders entitled to vote at the Meeting, there were outstanding 22,821,823.099 shares of common stock, constituting all of the Portfolio's outstanding voting securities. Each share of common stock is entitled to one vote and each fractional share to a proportionate fractional vote. This Proxy Statement, the accompanying Notice of a Special Meeting of Shareholders, and the enclosed proxy are being mailed on or about November 20, 1997 to shareholders of record on the record date.

     The Portfolio prepares and mails to its shareholders financial reports on a semi-annual basis. The Portfolio will furnish to shareholders upon request, without charge, copies of its Annual Report, containing audited financial statements for the fiscal year ended October 31, 1996, and its Semi-Annual Report, containing unaudited financial statements for the period ended April 30, 1997. Requests for such Annual and Semi-Annual Reports should be directed to One South Street, Baltimore, Maryland 21202 or telephone toll-free (800) 442-8299. The Annual and Semi-Annual Reports are not to be regarded as proxy soliciting material.

                                  PROPOSAL 1

        APPROVAL OR DISAPPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT

Background

     At a special meeting of the Board of Directors of Glenmede Fund on October 24, 1997, the directors approved a restructuring of the Portfolio. In the restructuring, a new class of shares would be added to the Portfolio named the "Institutional Series" shares, the existing class of shares would be renamed the "Advisor Series" shares, and a new Investment Advisory Agreement (the "New Advisory Agreement") with an advisory fee would be adopted for the Portfolio.

     The two classes of shares will initially be the same except for the amount of shareholder servicing fees and the minimum initial investment requirements. The Institutional Series shares will have a .05% shareholder servicing fee and a minimum initial investment requirement of $10 million (or any lesser amount if, in the opinion of the Portfolio's investment adviser, the investor has adequate intent and availability of funds to reach a future level of investment of $10 million). The Advisor Series shares will have a .25% shareholder servicing fee and no minimum initial investment requirement. Initially, all current investors will be in the Advisor Series. Pending shareholder approval of the New Advisory Agreement, it is expected that the restructuring will take place on or about January 1, 1998.

     The Glenmede Trust Company (the "Advisor") serves as the Portfolio's investment adviser pursuant to an advisory agreement dated March 4, 1991 (the "Current Advisory Agreement"). At the Meeting, shareholders will be asked to approve the New Advisory Agreement. If approved by the shareholders at this Meeting, effective on or about January 1, 1998, the Portfolio would pay the Advisor pursuant to the terms of the New Advisory Agreement a fee, calculated daily and payable monthly, at the annual rate of .55% of the Portfolio's average daily net assets. The terms and conditions of the New Advisory Agreement are otherwise substantially the same as the Current Advisory Agreement. A copy of the New Advisory Agreement is attached as Exhibit A.

     The New Advisory Agreement is being entered into to provide for an investment advisory fee payable to the Advisor by the Portfolio. The Current Advisory Agreement provides that the Portfolio will pay no investment advisory fee to the Advisor for the services performed under this Agreement. However, all current shareholders are clients of the Advisor, and as the Advisor's clients pay the Advisor fees, including advisory fees, which vary depending on the capacity in which the Advisor provides fiduciary and investment services to the particular client (e.g., personal trust, estate settlement, advisory and custodian services). If shareholders approve the New Advisory Agreement, the Advisor does not currently anticipate charging an account level investment advisory fee on client assets invested in the Portfolio. The Advisor, however, may at any time decide to charge an account level fee on these assets.

     At a meeting of Glenmede Fund's Board of Directors held on October 24, 1997, the directors, including all of the directors who are not "interested persons" of Glenmede Fund or the Advisor, voted unanimously to approve the New Advisory Agreement. If approved by the shareholders at the Meeting, the New Advisory Agreement would take effect on or about January 1, 1998.

     The Current Advisory Agreement was last approved by the directors on September 10, 1997, when the directors, including a majority of those directors who are not "interested persons" of Glenmede Fund or the Advisor, approved its continuation for a twelve month period commencing November 1, 1997. The Current Advisory Agreement was last approved by the shareholders on March 30, 1992.

Description of the Provisions of the Current Advisory Agreement Which Will be Changed in the New Advisory Agreement

     The terms of the New Advisory Agreement are the same in all material respects as the terms of the Current Advisory Agreement, except as follows:

     1. Portfolio Advisory Fee. Under the Current Advisory Agreement, the Portfolio pays no fee. However, as stated above, current shareholders in the Portfolio are clients of the Advisor, and pay fees directly to the Advisor for fiduciary, trust and/or advisory services (e.g., personal trust, estate, advisory, tax and custodian services). The actual annual fee charged by the Advisor to its clients for such services varies depending on a number of factors, including the particular services provided to the client.

     Under the New Advisory Agreement, the advisory fee would be calculated daily and payable monthly at the annual rate of .55% of the Portfolio's average daily net assets. Once the Portfolio has instituted the investment advisory fee, the Advisor does not currently anticipate charging an account level investment advisory fee on client assets invested in the Portfolio. The Advisor, however, may at any time decide to charge an account level fee on these assets. If the New Advisory Agreement had been in effect in 1996, the advisory fee would have been $1,379,540.

     The following table illustrates the expenses and fees incurred by the Portfolio under the terms of the Current Advisory Agreement for the fiscal year ended October 31, 1996, and compares them to the expenses and fees the Portfolio would have incurred if the New Advisory Agreement had been in effect during the same period:

Annual Portfolio Operating Expenses
(as a percentage of net assets)


                                             Current              New
                                            Advisory            Advisory
                                            Agreement           Agreement
                                           -----------          ----------
Investment Advisory Fee* .............        0.00%               0.55%
Administration Fee ...................        0.04%               0.04%
Other Expenses
 Institutional Series** ..............         N/A                0.13%
 Advisor Series ......................        0.13%               0.33%
Total Operating Expenses
 Institutional Series** ..............         N/A                0.72%
 Advisor Series ......................        0.17%               0.92%

------------
 * As discussed above, under the Current Advisory Agreement, the Portfolio pays no fee. However, current shareholders in the Portfolio are clients of the Advisor, and pay fees directly to the Advisor for fiduciary, trust and/or advisory services (e.g., personal trust, estate, advisory, tax and custodian services. The maximum annual client fee is presently 1.00% of a client's assets under management. The actual fee charged by the Advisor to its clients for such services varies depending on a number of factors, including the particular services provided to the client, but are generally under 1.00% of the client's assets under management. If shareholders approve the New Advisory Agreement, the Advisor does not currently anticipate charging an account level investment advisory fee on client assets invested in the Portfolio. The Advisor, however, may at anytime decide to charge an account level fee on these assets.
** As discussed above, it is expected that Institutional Series shares will not be offered to the public until on or about January 1, 1998.

Example: The following illustrates the expenses that an investor would pay on a $1,000 investment over various time periods assuming (i) a 5% annual rate of return and (ii) redemption at the end of each time period. The example does not include fees for fiduciary and investment services which investors pay the Advisor as clients.




                                         1 Year        3 Years      5 Years      10 Years
                                        --------      ---------    ---------     ---------
Current Advisory Agreement
 Institutional Series ..........           N/A           N/A           N/A           N/A
 Advisor Series ................           $ 2           $ 5           $10          $ 22
New Advisory Agreement
 Institutional Series ..........           $ 7           $23           $40          $ 89
 Advisor Series.................           $ 9           $29           $51          $113

     2. Term. If approved by the Shareholders at this Meeting, the initial term of the New Advisory Agreement will extend through October 31, 1998, and thereafter shall continue in effect for successive one-year terms ending on October 31 of each year if approved as described under "Description of the Provisions of the Current Advisory Agreement and the New Advisory Agreement That Will Remain Unchanged." The term of the Current Advisory Agreement expires on October 31 of each year unless approved as described under "Description of the Provisions of the Current Advisory Agreement and the New Advisory Agreement That Will Remain Unchanged."

Description of the Provisions of the Current Advisory Agreement and the New Advisory Agreement That Will Remain Unchanged

     Except as described above, the terms and conditions of the New Advisory Agreement are the same in all material respects as the Current Advisory Agreement. Set forth below is a summary of the provisions that are the same in both Agreements.

     The advisory agreements provide that the Advisor, subject to the general supervision of the Board of Directors and in accordance with the investment objective, policies and restrictions of the Portfolio, will manage the investment operations of the Portfolio and the composition of the portfolio of securities and investments (including cash) of the Portfolio. It is the responsibility of the Advisor to make investment decisions for the Portfolio and to place purchase and sale orders for portfolio transactions. The Advisor furnishes a continuous investment program for the Portfolio, maintains books and records with respect to its securities transactions, and pays all expenses involved in the management of the Portfolio's investments. The Advisor pays the salaries, fees and expenses of directors or officers of the Glenmede Fund who are directors, officers and employees of the Advisor. The advisory agreements provide that the Advisor shall not be liable to the Portfolio or any shareholder for anything done or omitted by it except acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of duties imposed upon it by the advisory agreements or for any losses that may be sustained in the purchase, holding or sale of securities.

     Continuance of each agreement for successive one-year terms must be specifically approved at least annually (i) by the vote of a majority of the directors who are not parties to the advisory agreement or "interested persons" (as that term is defined in the 1940 Act) of any such party, and (ii) by a majority of directors or by a vote of a majority of the outstanding shares of the Portfolio. Each agreement provides for termination automatically upon assignment and each are terminable at any time without penalty by the directors or by a vote of a majority of the Portfolio's outstanding shares, on 60 days' written notice to the Advisor or by the Advisor on 60 days' written notice to the Portfolio.

Director's Consideration and Recommendation

     On October 24, 1997 the New Advisory Agreement was approved by Glenmede Fund's directors, including all of Glenmede Fund's directors who are not "interested persons" of Glenmede Fund or the Advisor.

     With respect to the approval of the New Advisory Agreement the directors considered, among other things, the quality of the investment advisory services that have been provided in the past by the Advisor and the performance of the Portfolio. The directors also considered that shares of the Portfolio may be marketed to investors who are not clients of the Advisor. The directors reviewed the proposed fee and compared it to the fees charged by other bank-related institutional small cap funds. They took into account other fees paid by the Portfolio to the Advisor. The directors also considered the Portfolio's expense ratio and the expense ratio of other bank-related institutional small cap funds. The directors considered the profitability of the Advisor, and the fact that the other terms and conditions of the New Advisory Agreement were the same in all material respects as those in the Current Advisory Agreement. After consideration of all this information and such other items as were deemed appropriate, the directors concluded that the New Advisory Agreement contained terms, including the provisions for fees, that were fair and reasonable to the Portfolio. The directors, including all the directors who are not interested persons of the Portfolio or of the Advisor, unanimously approved the New Advisory Agreement. If the New Advisory Agreement is not approved, the directors will take such actions as deemed appropriate to obtain investment advice for the Portfolio.

Information about the Advisor

     The Advisor, a limited purpose trust company chartered in 1956, provides fiduciary and investment services to endowment funds, foundations, employee benefit plans and other institutions and individuals. The Advisor is located at One Liberty Place, 1650 Market Street, Suite 1200, Philadelphia, Pennsylvania 19103. At September 30, 1997, the Advisor had over $12.6 billion in assets in the accounts for which it serves in various capacities including as executor, trustee or investment advisor.

     The names, position with the Advisor and principal occupations of the principal executive officer and each director of the Advisor are as follows. The address for each is c/o Glenmede Trust Company, One Liberty Place, 1650 Market Street, Suite 1200, Philadelphia, PA 19103.


Position With                                                   Principal
the Advisor            Name                                     Occupation
-----------            ----                                     ----------
Director               Susan W. Catherwood         Chairman, Trustee Board of the
                                                   Medical Center of the University of
                                                   Pennsylvania.

Director               Richard F. Pew              Owner/Operator, North Ridge
                                                   Ranches.

Director               Thomas W. Langfitt, M.D.    Senior Fellow, Management
                                                   Department, Wharton School of the
                                                   University of Pennsylvania.

Director               Arthur E. Pew, III          Retired.

Director               J. Howard Pew, II           None.

Director               J.N. Pew, 3rd               None.

Director               J.N. Pew, IV, M.D.          Private Practice of Internal
                                                   Medicine.

Director               R. Anderson Pew             Retired.

Director               Ethel Benson Wister         None.

Director               Rebecca W. Rimel            President and CEO, The Pew
                                                   Charitable Trusts.

Chairman of the        Robert G. Williams          Retired.
Board of Directors

Director               G. Thompson Pew, Jr.        Investments/ Consulting.

Director and           James L. Kermes             President and CEO,
Principal Executive                                the Advisor.
Officer


     The Advisor is a wholly-owned subsidiary of The Glenmede Corporation (the "Corporation") whose shares are closely held by 74 shareholders. The Corporation has a nine person Board of Directors which, at September 30, 1997, collectively, owned 98.67% of the Corporation's voting shares and 37.80% of the Corporation's total outstanding shares. The members of the Board and their respective interests in the Corporation at June 30, 1997 were as follows:




The Glenmede Corporation                           Percent of       Percent of
Board of Directors                                Voting Shares    Total Shares
------------------                                -------------    ------------
Susan W. Catherwood ............................       10.83%          1.23%
Richard F. Pew   ...............................       10.83%          1.07%
Thomas W. Langfitt, M.D.  ......................       11.07%          8.69%
Arthur E. Pew III   ............................       10.83%          1.07%
J. Howard Pew, II   ............................       10.83%          1.43%
J. N. Pew, III   ...............................       11.07%          5.45%
J. N. Pew, IV ..................................       11.07%          1.43%
R. Anderson Pew  ...............................       11.07%          6.03%
Ethel Benson Wister ............................       11.07%         11.40%
                                                      -------         -------
                                                       98.67%         37.80%

     The Advisor also acts as investment adviser and/or sub-adviser to various other registered investment companies. The table below sets forth certain information with respect to the non-international equity mutual funds that the Advisor advises:

                                                                               Annual Rate of
                                                                            Investment Advisory/
                                                                              Sub-Advisory Fee
                                                        Net Assets as       as a Percentage of(1)
Name of Fund                                         of October 31, 1997         Net Assets
------------                                         -------------------         ----------
Equity Portfolio of Glenmede Fund  ...............      $140,494,554                  0%
Large Cap Value Portfolio of Glenmede Fund  ......      $ 71,177,359                  0%

------------
1. The Equity and Large Cap Value Portfolios do not currently pay advisory fees to the Advisor. However, current shareholders of those investment portfolios are clients of the Advisor and as such are currently subject to the maximum annual client fee described above.


Other Services

     Glenmede Fund has adopted a Shareholder Servicing Plan (the "Plan") whereby the Portfolio may pay a fee to broker/dealers, banks and other financial institutions (including the Advisor) that are the dealers of record or holders of record or which have a servicing relationship ("Servicing Agents") with the beneficial owners of shares in the Portfolio. Under the Plan, Servicing Agents enter into Shareholder Servicing Agreements (the "Agreements") with Glenmede Fund. Pursuant to such Agreements, Servicing Agents provide shareholder support services to their customers who beneficially own shares of the Portfolio for a fee, computed monthly based upon the average daily net assets of the shares beneficially owned by the customers of such Servicing Agent at the annual rate of .05%. The Advisor has entered into an Agreement with Glenmede Fund. The Portfolio paid

$125,390 in shareholder servicing fees to the Advisor pursuant to the Plan during the fiscal year ended October 31, 1996. As discussed above, effective on or about January 1, 1998 with the restructuring of the Portfolio, Institutional Series shares will be subject to a .05% shareholder servicing fee and Advisor Series shares will be subject to a .25% shareholder servicing fee.


                               2. OTHER MATTERS


     No business other than the matter described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interests of the Portfolio.


             VOTES REQUIRED FOR APPROVAL OF MATTERS AT THE MEETING


     A quorum for the transaction of business at the Meeting is constituted by the presence in person or by proxy of holders of a majority of the outstanding shares of the Portfolio. If a Proxy is properly executed and returned accompanied by instructions to withhold authority, or is marked with an abstention, the shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business.


     Approval of the New Advisory Agreement requires the affirmative vote of the holders of the lesser of: (i) 67% of the shares of the Portfolio present at the meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy; or (ii) more than 50% of the outstanding shares of the Portfolio.


     Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be deemed to be abstentions. Abstentions will have the same effect as casting a vote against the proposed New Advisory Agreement.


                            ADDITIONAL INFORMATION

Management

     Officers of Glenmede Fund are elected and appointed by the directors and hold office until they resign or are removed. The following table sets forth certain information about the Glenmede Fund's executive officers:




                                            Position
                               Officer      with the            Business Experience During
Name                    Age     Since     Glenmede Fund               Past Five Years
----                    ---     -----     -------------               ---------------
John W. Church, Jr.     64      1988     Chairman,        Chairman, President and Trustee of The
                                         President and    Glenmede Portfolios; Executive Vice
                                         Director         President and Chief Investment Officer
                                                          of The Glenmede Trust Company. He
                                                          has been employed by The Glenmede
                                                          Trust Company since 1979.

                                             Position
                               Officer       with the              Business Experience During
Name                    Age     Since     Glenmede Fund                 Past Five Years
----                    ---   ---------  ----------------  ------------------------------------------
Mary Ann B. Wirtz       46      1988     Executive         Executive Vice-President, The Glenmede
                                         Vice-President    Portfolios. Vice President and Manager
                                                           of The Fixed Income Division of The
                                                           Glenmede Trust Company. She has been
                                                           employed by The Glenmede Trust
                                                           Company since 1982.

Kimberly C. Osborne     31      1995     Vice-President    Vice-President, The Glenmede Portfolios.
                                                           Vice President of The Glenmede Trust
                                                           Company. She has been employed by
                                                           The Glenmede Trust Company since
                                                           1993. From 1992-1993, she was a Client
                                                           Service Manager with Mutual Funds
                                                           Service Company and from 1987-1992, a
                                                           Client Administrator with The Vanguard
                                                           Group, Inc.

Michael P. Malloy       38      1995     Secretary         Secretary, The Glenmede Portfolios.
                                                           Partner in the law firm of Drinker Biddle
                                                           & Reath LLP.

Edward J. Veilleux      54      1996     Assistant         Assistant Secretary, The Glenmede
                                         Secretary         Portfolios. Principal, BT Alex. Brown;
                                                           President, Investment Company Capital
                                                           Corp. and Armata Financial Corp.

Joseph A. Finelli       40      1995     Treasurer         Treasurer, The Glenmede Portfolios. He
                                                           has been a Vice President of B.T. Alex.
                                                           Brown since 1995. Prior thereto, he was
                                                           Vice President and Treasurer of The
                                                           Delaware Group.

     As of November 12, 1997, the directors and officers of the Glenmede Fund collectively owned less than 1% of the outstanding shares of the Portfolio.

     As of November 12, 1997, the following persons or entities owned beneficially more than 5% of the outstanding shares of the Portfolio:




                                     Amount and Percentage of
                                        Outstanding Shares
                                  ------------------------------
                                     Number of
Name and Address                      Shares         Percentage
-------------------------------   ---------------   ------------
The Pew Memorial Trust             9,701,056.995       42.51%
c/o The Glenmede Trust Company
One Liberty Place
1650 Market Street
Suite 1200
Philadelphia, PA 19103

J. Howard Pew Freedom Trust        1,914,486.509        8.39%
c/o The Glenmede Trust Company
One Liberty Place
1650 Market Street
Suite 1200
Philadelphia, PA 19103

Other Service Providers

     Investment Company Capital Corp. ("ICC"), located at One South Street, Baltimore, Maryland 21202, serves as Glenmede Fund's administrator, transfer agent and dividend paying agent. ICC is an indirect subsidiary of Bankers Trust New York Corporation. ICC Distributors, Inc. (the "Distributor"), located at P.O. Box 7558, Portland, Maine 04101, serves as Glenmede Fund's distributor. ICC and the Distributor are unaffiliated.


                             SHAREHOLDER PROPOSALS

     Glenmede Fund does not hold annual meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to Secretary of Glenmede Fund c/o One South Street, Baltimore, Maryland 21202.


Dated: November 18, 1997

                                                                   EXHIBIT A


                         INVESTMENT ADVISORY AGREEMENT

     Agreement made this 1st day of January, 1998 by and between The Glenmede Fund, Inc., a Maryland corporation (the "Company"), and The Glenmede Trust Company, a Pennsylvania corporation (the "Adviser").

     1. Duties of Adviser. The Company hereby appoints the Adviser to act as investment adviser to its Small Capitalization Equity Portfolio (the "Portfolio") for the period and on such terms set forth in this Agreement. The Company employs the Adviser to manage the investment and reinvestment of the assets of the Portfolio, to continuously review, supervise and administer the investment program of the Portfolio, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio's assets to be held uninvested, to provide the Company with records concerning the Adviser's activities which the Company is required to maintain, and to render regular reports to the Company's officers and Board of Directors concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Company and in compliance with the objective, policies and limitations set forth in the Portfolio's prospectus and applicable laws and regulations. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     2. Portfolio Transactions. The Adviser is authorized to select the brokers that will execute the purchases and sales of securities for the Portfolio and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Directors of the Company, the Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Company and other accounts as to which the Adviser exercises investment discretion. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Adviser will promptly communicate to the officers and Directors of the Company such information relating to portfolio transactions as they may reasonably request.

     3. Compensation of the Adviser. For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date hereof, the Portfolio will pay the Adviser and the Adviser will accept as full compensation therefor, a fee computed daily and paid monthly (in arrears), at an annual rate of .55% of the average daily net assets held in the Portfolio.

     If in any fiscal year the aggregate expenses of the Portfolio exceed the expense limitations of any state having jurisdiction over the Portfolio, the Adviser will reimburse the Portfolio for such excess expenses. The obligation of the Adviser to reimburse the Portfolio hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided however, that notwithstanding the foregoing, the Adviser shall reimburse the Portfolio for such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Portfolio so requires. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

     4. Other Services. At the request of the Company, the Adviser in its discretion may make available to the Company office facilities, equipment, and other services. Such office facilities, equipment, and services shall be provided for or rendered by the Adviser and billed to the Company at the Adviser's cost. The Adviser further agrees to assume the cost of printing and mailing prospectuses to persons other than current shareholders of the Company and the cost of any other activities primarily intended to result in the sale of the Company's shares.

     5. Reports. The Company and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     6. Status of Adviser. The services of the Adviser to the Company are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Company are not impaired thereby.

     7. Liability of Adviser. In the absence of (i) wilful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 ("1940 Act"), the Adviser shall not be subject to any liability whatsoever to the Company or to any shareholder of the Company, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Portfolio.

     8. Permissible Interests. Subject to and in accordance with the Articles of Amendment and Restatement of the Company and the Articles of Incorporation of the Adviser, Directors, officers, agents and shareholders of the Company are or may be interested in the Adviser (or any successor thereof) as Directors, officers, agents, shareholders or otherwise; Directors, officers, agents and shareholders of the Adviser are or may be interested in the Company as Directors, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Company as a shareholder or otherwise; and that the effect of any such interrelationships shall be governed by said Articles of Amendment and Restatement or Articles of Incorporation (as applicable) and the provisions of the 1940 Act.

     9. Corporate Name. The Company acknowledges that it has obtained its corporate name by consent of the Adviser, which consent was given in reliance and upon the provisions hereafter contained. The Company agrees that if the Adviser should cease to be the investment adviser of the Company, the Company will, upon written demand of the Adviser forthwith (a) for a period of two years after such written demand, state in all prospectuses, advertising material, letterheads and other material designed to be read by investors or prospective investors, in a prominent position and in prominent type (as may be reasonably approved by the Adviser), that The Glenmede Trust Company no longer serves as the investment adviser of the Company, and (b) delete from its name the word "Glenmede" or any approximation thereof. The Company further agrees that the Adviser may permit other persons, partnerships (general or limited), associations, trusts, corporations or other incorporated or unincorporated groups of persons, including without limitation any investment company or companies of any type which may be initially sponsored or organized by the Adviser in the future, to use the word "GLENMEDE" or any approximation thereof as part of their names. As used in this section, "The Glenmede Trust Company" and "Adviser" shall include any successor corporation, partnership, limited partnership, trust or person.

     10. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue until October 31, 1998 and thereafter shall continue for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Portfolio; provided however, that if the holders of the Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve the Portfolio in such capacity in the manner and to the extent permitted by the Company's Board of Directors and the 1940 Act and Rules thereunder. This Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days' written notice to the Company. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at any office of such party.

     As used in this Section 10, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     11. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records which it maintains for the Company and are required to be maintained by Rule 31a-1 under the 1940 Act.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     13. Amendment of Agreement. This Agreement may be amended by mutual consent, subject to the applicable requirements of the 1940 Act.

     14. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed as of this 1st day of January, 1998.


ATTEST:                                   THE GLENMEDE FUND, INC.


-------------------------------------     -------------------------------------
By:                                       By:
Title:                                    Title:


ATTEST:                                   THE GLENMEDE TRUST COMPANY


-------------------------------------     -------------------------------------
By:                                       By:
Title:                                    Title:

                             ADDITIONAL MATERIALS

Dear   :

Enclosed is a notice of a special meeting of shareholders of the Small Capitalization Equity Portfolio of The Glenmede Fund, Inc. which is the mutual fund family advised by Glenmede. Also enclosed is a proxy statement describing the purpose of the special meeting of shareholders. Additional information and a consent form are also enclosed for independent fiduciaries of our employee benefit/individual retirement account clients only. Your
account(s) currently holds     units of the Small Capitalization Equity
Portfolio as of November 12, 1997.

The purpose of the Proxy and meeting is to solicit your support to change the fee arrangement within the Portfolio. Currently, there is no investment management fee within the fund although Glenmede does receive a shareholder service fee of .05%. Your account(s) is charged a management fee based on its total assets. What we are proposing is to exclude the Small Capitalization Portfolio from your account management fee and in its place, put a management fee within the mutual fund portfolio of .55% (55 basis points). The proxy statement describes in detail two classes of shares which will be offered. One is the Institutional series representing shares for institutional investors with $10 million or more, subject to certain exceptions, and the Advisor series representing shares that we would like to convert the existing shareholders into. This Advisor class will have a shareholder service fee of .25% (25 basis points), making the total fee to Glenmede .80% (80 basis points).

This fund has higher costs than other Glenmede investment products due to the specialized approach and extra resources applied to the investment of the fund. We believe that it is appropriate to ask only those shareholders in this fund to pay these higher costs. We also note that the new, 0.92% estimated expense ratio remains well below the average expense ratio of 1.50% for all Small Cap funds in the Lipper Universe of Bank Related Institutional Small Cap funds. While we recognize that this represents a departure from our standard methodology of charging fees to our clients only at the account level, it is our opinion that this change is the most fair way to resolve this issue.

In addition, this proposal will give us the flexibility to use this fund for accounts that wish to have our fee imbedded in the fuud, such as Institutional 401(K) Plans.

We feel this proposed fee arrangement is reasonable and competitive for this specialty equity product. Please be assured that we remain committed to providing our clients with a high quality portfolio at a reasonable cost. We would appreciate if you would return this proxy card to us by December 5, 1997, and a return envelope is enclosed for your convenience.

Please call me if you have any questions.

==============================================================================
                            THE GLENMEDE FUND, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE GLENMEDE FUND, INC. (THE "GLENMEDE FUND") FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS OF THE SMALL CAPITALIZATION EQUITY PORTFOLIO (THE "PORTFOLIO") TO BE HELD ON DECEMBER 9, 1997 AT 8:30 A.M. (EASTERN TIME) AT THE OFFICES OF DRINKER BIDDLE & REATH LLP, 1000 WESTLAKES DRIVE, SUITE 300, BERWYN, PENNSYLVANIA 19312.


     The undersigned hereby appoints John W. Church, Jr. and Michael P. Malloy, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and all adjournments thereof, all shares of common stock of the Portfolio held of record by the undersigned on the record date for the Meeting, upon the following matters, and upon any other matter which may properly come before the Meeting, at their discretion.

1. Proposal to approve a New Investment Advisory Agreement with The Glenmede
                                Trust Company.

                       / / FOR  / / AGAINST  / / ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

==============================================================================

==============================================================================
     Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR Proposals 1 and 2 above.


                                              PLEASE SIGN, DATE AND RETURN
                                              PROMPTLY. Receipt of Notice of
                                              Special Meeting and Proxy
                                              Statement is hereby acknowledged.



                                              ---------------------------------

                                              ---------------------------------

                                              Sign here exactly as name(s)
                                              appear(s) on left


                                              Date:-----------------------------


                                              IMPORTANT -- Joint owners must
                                              EACH sign. When signing as
                                              attorney, trustee, executor,
                                              administrator, guardian, or
                                              corporate officer, please give
                                              your FULL title.
==============================================================================